EXHIBIT 99.1
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                                  Nestor, Inc.
                              400 Massasoit Avenue
                                   Suite 200
                           East Providence, RI 02914
                               Ph: (401) 434-5522
                              Fax: (401) 434-5809
                                 www.nestor.com
                           -------------------------


For Immediate Release

Contact:     Nigel P. Hebborn
             Chief Executive Officer
             Nestor Traffic Systems, Inc.
             (401) 434-5522
             hebborn@nestor.com

  NESTOR TRAFFIC SYSTEMS, INC ENTERS INTO EXCLUSIVE DISTRIBUTORSHIP AGREEMENT
                          FOR SPEED ENFORCEMENT SYSTEM
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PROVIDENCE,  RI - August 19,  2004 - Nestor,  Inc.  (OTC:  NESO),  is pleased to announce that subsidiary Nestor Traffic Systems, Inc. (NTS) has entered into an exclusive distributorship agreement with Vitronic, a German based corporation
that  provides  solutions  for  factory  and  industrial   automation,   quality
inspection, logistics and traffic management systems. Under the terms of the agreement, NTS will have exclusive rights to market and sell Vitronic's PoliScan speed mobile and PoliScan speed throughout the United States, Canada, and Mexico, for an initial term of five years, subject to minimum annual sales goals.

PoliScan  speed is a system  for  digital  speed  detection  and  recording.  In contrast to conventional measures such as radar, light barriers, and Piezo-section, a complex installation and calibration of the system at the measurement site is not necessary. PoliScan speed can either be used as a mobile or stationary installation. An additional feature is the ability to simultaneously record and measure several vehicles in parallel lanes. Thus ambiguities and measurement errors can be reliably avoided. The system uses a high-resolution digital camera for documentation of the speeding offense, including pictures of the license plate, an overview picture, as well as the image of the driver where required.

William B. Danzell, Chief Executive Officer for Nestor, Inc. stated, "We are very excited to begin working with Vitronic and to be able to include their speed enforcement system in our existing product offering. Having evaluated the different technologies in the marketplace, we believe that Vitronic's PoliScan speed offers the most advanced automated speed solution currently available. As a company that is focused on providing innovative systems for traffic safety, this product is a perfect complement to our existing CrossingGuard system. Our initial marketing efforts will target school zones and construction zones.

Vitronic GmbH is a leading European machine vision company, founded in 1984. Since 1999 Vitronic Machine Vision Ltd. has been present in Louisville, KY. The company provides machine vision ID-solutions, traffic telematics, factory automationquality inspection, and human body scanning products and solutions. Milestones in its history have been the delivery of more than 400 camera systems including dimensioning and weighing for the UPS Worldport Hub in Louisville, KY (1999-2002) and an order by Toll Collect GmbH to delivermore than 1000 Truck Toll enforcement systems on German highways (2002-2003), both having been the biggest single orders ever placed in the machine vision industry. Vitronic's headquarters is located in 65189 Wiesbaden, Germany, Hasengartenstrasse 14. For more information, call ++49/611/71 52- 0(Vitronic Ltd.: (502) 964-0701) or visit www.vitronic.com

Nestor, Inc., through its wholly owned subsidiary, Nestor Traffic Systems, is a leader in providing innovative, video-based monitoring systems and services for traffic safety. Its products incorporate Nestor's patented technology into intelligent, real-time solutions that promote traffic efficiency and intersection safety. NTS' CrossingGuard system offers advanced digital-video technology, a unique Collision Avoidance(TM) safety feature and advanced client support capabilities. For more information, call 401-434-5522 or visit www.nestor.com.

                                     -MORE-
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Statements in this press release about future expectations,  plans and prospects for Nestor, including statements containing the words "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. We may not achieve the plans, intentions or expectations disclosed in our forward-looking statements and investors should not place undue reliance on our forward-looking statements.
Actual   results   may  differ   materially   from  those   indicated   by  such
forward-looking statements as a result of various factors, including: market acceptance of our products, competition and other factors discussed in Exhibit
99.1 to our most recent annual report filed with the SEC. The forward-looking statements included in this press release represent our current views and we specifically disclaim any obligation to update these forward-looking statements in the future.

                                     # # #

CrossingGuard is a registered trademark of Nestor Traffic Systems, Inc. All other company and product names are trademarks or registered trademarks of their respective companies.